                                                                    EXHIBIT 4.2


           SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
           ---------------------------------------------------------

     This Second Amended and Restated Registration Rights Agreement (the "Agreement") is made as of this 21st day of August, 1996 by and among The Venture Capital Fund of New England III, L.P., Advent International Investors II Limited Partnership, Advent Performance Materials Limited Partnership, Global Private Equity II Limited Partnership, Rovent II Limited Partnership, Paal C. Gisholt, Charles Hsu, Sprout Capital VI, L.P., DLJ Capital Corporation, Baxter Healthcare Corporation and Clinical Nutrition Holdings, Inc., Frank L. Douglas, Jerry T. Jackson and Richard B. Egen (collectively, the "Purchasers"), Clintec Nutrition Company ("Clintec"), Massachusetts Institute of Technology ("MIT") and Transcend Therapeutics, Inc., a Delaware corporation (the "Company"). The Purchasers, Clintec and MIT are referred to in the Agreement collectively as the "Holders".

                                    RECITALS
                                    --------

     WHEREAS, certain of the Purchasers (the "Series A Stockholders") are the holders of shares of the Company's Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), and have the right to participate in registrations of shares of the Company's Preferred Registrable Shares (as defined below) under the Securities Act (as defined below) upon the terms and conditions set forth in the Amended and Restated Registration Rights Agreement dated as of September 13, 1995, as amended by an Amendment of Amended and Restated Registration Rights Agreement dated December 22, 1995 and a Second Amendment of Amended and Restated Registration Rights Agreement dated May 31, 1996, by and among the Company and such Purchasers (the "1995 Registration Rights Agreement"); and

     WHEREAS, Clintec is the holder of certain shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and has the right to participate in registrations of the Company's Common Stock under the Securities Act upon the terms and conditions set forth in the 1995 Registration Rights Agreement; and

     WHEREAS, MIT is the holder of a warrant dated October 26, 1994 to purchase 25,000 shares of the Company's Common Stock (the "MIT Warrant") and has the right to participate in registrations of the Company's Common Stock under the Securities Act upon the terms and conditions set forth in the 1995 Registration Rights Agreement; and

     WHEREAS, certain of the Purchasers are parties to a Note Purchase Agreement dated September 13, 1995, as amended May 31, 1996 (the "Note Purchase


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Agreement"), by and among the Company and such Purchasers, providing for the purchase by such Purchasers of the Secured Convertible Term Notes of the Company in the aggregate principal amount of $3,000,000 (as amended, the "Notes"), which Notes shall bear interest payable in, and shall be convertible into, shares of Series A Preferred Stock or Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), and have the right to participate in registrations of shares of the Company's Preferred Registrable Shares under the Securities Act upon the terms and conditions set forth in the Securities Act upon the terms and conditions set forth in the 1995 Registration Rights Agreement; and

     WHEREAS, the Company intends to issue and sell a total of 851,064 shares of its Series C Convertible Preferred Stock, $.01 par value per share (the "Series C Preferred Stock"), at $2.35 per share, pursuant to the Series C Convertible Preferred Stock Purchase Agreement dated as of the date hereof by and among the Company and certain of the Purchasers (the "Series C Stock Purchase Agreement"); and

     WHEREAS, the Company intends to issue a total of 3,404,255 shares of Series C Preferred Stock under the Series C Purchase Agreement to Clintec in exchange for all of the outstanding shares of the Company's Non-Convertible Preferred Stock, $.01 par value per share; and

     WHEREAS, the parties wish to provide registration rights with respect to the holders of shares of Series C Preferred Stock; and

     WHEREAS, each of the parties hereto desires to set forth in a single document such registration and certain other rights of the Holders.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the Agreement, the parties hereto agree as follows:

     1. Termination of 1995 Registration Rights Agreement.
        --------------------------------------------------

          1.1. TERMINATION OF 1995 REGISTRATION RIGHTS AGREEMENT. The parties hereto hereby acknowledge and agree that the 1995 Registration Rights Agreement is hereby terminated and amended, restated and superseded in all respects by this Agreement.

     2. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "COMMISSION" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

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          "COMMON REGISTRABLE SHARES" means (i) the shares of Common Stock issued to Clintec pursuant to the Contribution Agreement dated April 5, 1994 by and between the Company and Clintec, (ii) the MIT Warrant Shares, and (iii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events).

          "COMMON STOCKHOLDER" means (i) Clintec and any persons or entities to whom the rights granted under the Agreement are transferred by Clintec, (ii) MIT and any persons or entities to whom the rights granted under this Agreement are transferred by MIT, and (iii) their successors or assigns as permitted by
Section 15 hereof.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar United States statute, and the rules and regulations of the Commission issued under such act, as they each may, from time to time, be in effect.

          "MIT WARRANT" has the meaning provided in the recitals to this Agreement.

          "NOTES" has the meaning provided in the recitals to this Agreement.

          "PREFERRED REGISTRABLE SHARES" means (i) the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock issued (a) pursuant to a Series A Convertible Stock and Warrant Purchase Agreement dated as of April 5, 1994, as amended, by and among the Company and such Purchasers (the "Stock Purchase Agreement"), (b) upon conversion of the Series A Warrant Shares, or (c) as payment of interest on, or upon conversion of the principal amount of, certain of the Notes, (ii) the shares of Common Stock issued or issuable upon the conversion of the Company's Series B Preferred Stock, issued as payment of interest on, or upon conversion of the principal amount of, certain of the Notes, (iii) the shares of Common Stock issued or issuable upon conversion of the Company's Series C Preferred Stock issued pursuant to the Series C Stock Purchase Agreement, and (iv) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events). Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of the Preferred Registrable Shares, or to a number or percentage of Preferred Registrable Shares held by a Series A Stockholder, a Series B Stockholder or a Series C Stockholder (all as defined below), such reference shall be intended to refer to shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock even though such conversion has not yet been effected.

          "PREFERRED STOCKHOLDER" means all Series A Stockholders, Series B Stockholders and Series C Stockholders.

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          "REGISTRATION STATEMENT" means a registration statement filed by the
Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          "REGISTRATION EXPENSES" means the expenses described in Section 7.

          "REGISTRABLE SHARES" means Common Registrable Shares and Preferred Registrable Shares.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar United States statute, and the rules and regulations of the Commission issued under such act, as they each may, from time to time, be in effect.

          "SERIES A STOCKHOLDER" has the meaning provided in the recitals to this Agreement.

          "SERIES A WARRANTS" shall mean warrants to purchase shares of Series A Preferred Stock issued pursuant to the Series A Convertible Preferred Stock and Warrant Purchase Agreement dated April 5, 1994 by and among the Company and certain of the Purchasers.

          "SERIES A WARRANT SHARES" shall mean the shares of Series A Preferred Stock reserved by the Company for issuance, or actually issued, upon exercise of the Series A Warrants.

          "SERIES B STOCKHOLDER" means a holder of the Additional Notes, the interest of which is convertible into shares of Series B Preferred Stock, pursuant to the Note Purchase Agreement.

          "SERIES C STOCKHOLDER" means a holder of shares of Series C Preferred Stock issued pursuant to the Series C Stock Purchase Agreement.

          "STOCKHOLDERS" means all Preferred Stockholders and Common Stockholders; "STOCKHOLDER" means any Preferred Stockholder or Common Stockholder.

          "MIT WARRANT SHARES" means the shares of Common Stock reserved by the Company for issuance, or actually issued, upon exercise of the MIT Warrant.

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     3. Sale or Transfer of Shares: Legend.
        -----------------------------------

          3.1. The Registrable Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or
(ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

          3.2. Each certificate representing the Registrable Shares shall bear a legend substantially in the following form:

               The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be transferred or otherwise disposed of unless and until such shares are registered under the Act and such laws or (1) registration under applicable state securities is not required and (2) an opinion of counsel satisfactory to the Company is furnished to the Company, to the effect that such registration under the Act is not required."

     The foregoing legend shall be removed from the certificates representing any Registrable Shares at the request of the holder thereof, at such time as they become registered under the Securities Act or eligible for resale pursuant to Rule 144(k) under the Securities Act.

     4. Required Registrations.
        -----------------------

          4.1. Subject to the last sentence of Section 4.3, within 90 days following written notice from a Preferred Stockholder or Stockholders holding not less than thirty-five percent (35%) of the then outstanding Preferred Registrable Shares, the Company shall effect the registration of such Preferred Registrable Shares on Form S-1 or Form S-2 (or any successor forms) or other appropriate Registration Statement designated by such Preferred Stockholder or Stockholders. Subject to the last sentence of Section 4.3, within 90 days following written notice from a Common Stockholder or Stockholders holding not less than thirty-five percent (35%) of the then outstanding Common Registrable Shares, the Company shall effect the registration of such Common Registrable Shares on Form S-1 or Form S-2 (or any successor forms) or other appropriate Registration Statement designated by such Common Stockholder or Stockholders. Any demand registration pursuant to this Section 4.1 must be underwritten on a firm commitment basis by an investment banker of recognized national or regional standing in the United States. The right of other Stockholders to participate in such underwritten registration shall be conditioned on such Stockholders' participation in such underwriting upon the same terms and conditions. Upon receipt of any such request, the Company shall promptly give written notice of

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such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject to the approval of the underwriter managing the offering. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-1 or Form S-2 (or any successor form) or such other appropriate Registration Statement designated by such Stockholder or Stockholders, of all Registrable Shares which the Company has been requested to so register.

          4.2. At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), (i) a Preferred Stockholder or Stockholders holding not less than thirty-five percent (35 %) of the then outstanding Preferred Registrable Shares may request the Company, in writing, to effect registration on Form S-3 (or such successor form), of Preferred Registrable Shares or (ii) a Common Stockholder or Stockholders holding not less than thirty-five percent (35 %) of the then outstanding Common Registrable Shares may request the Company, in writing, to effect registration on Form S-3 (or such successor form), of Common Registrable Shares. Upon receipt of either or both such requests, the Company shall promptly give written notice of such proposed registration(s) to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within thirty days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject to the approval of the underwriter managing the offering. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-3 (or such successor form), of all Registrable Shares which the Company has been requested to so register.

          4.3. The Company shall not be required to effect more than one registration pursuant to the first sentence or second sentences of Section 4.1 or more than one registration pursuant to clauses (i) or (ii) of Section 4.2. In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings, if available) within six months after the effective date of any other Registration Statement of the Company.

          4.4. A registration pursuant to the first or second sentence of
Section 4.1 shall not count for purposes of the limitation set forth in Section
4.3 (i) unless the offering becomes effective and the requesting Stockholders are able to sell at least 75% of the Registrable Shares sought to be included in the Registration or (ii) if the Company is engaged or has fixed plans within 30 days of the time of the request to engage, in a registered public offering as to which the Stockholders may include Registerable Shares pursuant to Section 4.5. In the event of a clause (ii) of this Section 4.4 occurrence, the Company may at its option direct that such request be

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delayed for a period of six months from the effective date of such offering, any such right to delay a request to be exercised by the Company not more than once in any two-year period.

     5. Incidental Registration.
        ------------------------

          5.1. Whenever the Company proposes to file a Registration Statement (other than pursuant to Section 4.1 and 4.2 above), prior to such filing it shall give written notice to all Stockholders of its intention to do so, and upon the written request of a Stockholder or Stockholders given within 30 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Preferred Registrable Shares which the Company has been requested to register by the Preferred Stockholders and all Common Registrable Shares which the Company has been requested to register by the Common Stockholders to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder(s); provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 5 without obligation to any Stockholder.

          5.2. In connection with any offering under Section 3.1 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. In the event of such a reduction in the number of shares to be included in the underwriting, all holders of Registrable Shares who have requested registration shall participate in the underwriting pro rata based upon their total ownership of Registrable Shares (or in any other proportion as agreed upon by such holders) and if any such holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among such other requesting holders pro rata based on their ownership of Registrable Shares. No other securities requested to be included in a registration for the account of anyone other than the Company or the Stockholders shall be included in a registration unless all Registrable Shares requested to be included in such registration are so included.

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
     6. Registration Procedures.
        ------------------------

          6.1. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

               (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

               (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 90 days from the effective date;

               (c) as expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and

               (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholder to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the selling Stockholder; PROVIDED, HOWEVER, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation in any jurisdiction.

          6.2. If the Company has delivered preliminary or final prospectuses to the selling Stockholder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholder and, if requested, the selling Stockholder shall immediately cease making offers of Registrable Shares and shall return all prospectuses to the Company. The Company shall promptly provide the selling Stockholder with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholder shall be free to resume making offers of the Registrable Shares.

     7. ALLOCATION OF EXPENSES. The Company shall pay the Registration Expenses (as defined below) for (i) the first demand registration on Form S-1 or Form

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
S-2 (or any successor forms) or Form S-3 (or any successor form) requested by any of the Preferred Stockholders pursuant to Section 4.1 or 4.2 hereof and (ii) the first demand registration on Forms S-1 or S-2 (or any successor forms) or Form S-3 (or any successor form) requested by any of the Common Stockholders pursuant to Section 4.1 or 4.2 hereof. If a registration on a Registration Statement other than Form S-3 (or any successor form) requested by the Stockholders pursuant to paragraph Section 4.1 is withdrawn at the request of the Stockholders requesting it (other than as a result of information concerning the business or financial condition of the Company that is made known to the Stockholders after the date on which such registration was requested) and if the requesting Stockholders holding a majority of the Registrable Shares requested to be included in such registration elect not to have such registration counted as a registration requested under Section 4.1, the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares which were to have been included in such registration. For purposes of this Section, the term "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 4 and 5 of this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and one counsel for the selling Stockholders, out-of-pocket expenses of the Company and the underwriters, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discount and selling commissions and fees of more than one counsel for the- selling Stockholders. Such underwriting discounts and selling commissions shall be borne pro rata by the selling Stockholders in accordance with the number of their Registrable Shares included in such registration.

     8. Indemnification.
        ----------------

          8.1. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law the Company shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse such seller,

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
underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

          8.2. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, each seller of Registrable Shares severally and not jointly, shall indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made solely in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of such Stockholder hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Shares sold as contemplated herein.

          8.3. Indemnification of an underwriter pursuant to this Section 8 shall not be interpreted as providing relief of such underwriter from any or all of its due diligence obligations. Further, an underwriter shall not be entitled to indemnification pursuant to this subsection in the event that it fails to deliver to any selling Stockholder any preliminary or final or revised prospectus, as required by the Rules and Regulations of the Commission. Finally, no indemnification shall be provided pursuant to this subsection in the event that any error in a preliminary prospectus of the Company is subsequently corrected in the final prospectus of the Company for a

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
particular offering, and such final prospectus is delivered to all purchasers in the offering prior to the date of purchase of the securities.

          8.4. Each party entitled to indemnification under this Section 8 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

          8.5. CONTRIBUTION. If the indemnification provided for in Sections 8.1 through 8.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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
          8.6. INDEMNIFICATION WITH RESPECT TO UNDERWRITTEN OFFERING. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Subsection 4.1, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

     9. INFORMATION BY HOLDER. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     10. RULE 144 REQUIREMENTS. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Stockholder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (at any time after it has become subject to the reporting requirements of the Exchange Act);

               (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the closing of the first sale of securities by the Company pursuant to a Registration Statement), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

     11. SELECTION OF UNDERWRITER. In the case of any registration effected pursuant to Sections 4.1 or 4.2, the requesting Stockholders shall have the right to designate the managing underwriter, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

     12. RESTRICTIONS ON OTHER AGREEMENTS. The Company will not enter into any agreement with any party which by its terms grants any right relating to the registration of its Common Stock superior to or on a parity with the rights granted to the Purchasers, Clintec and MIT pursuant to this Agreement.

     13. MERGERS. ETC. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Shares" shall be deemed to be references to the securities which the Stockholders would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization PROVIDED, HOWEVER, that the provisions of this Section 4.13 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if all Stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

     14. TERMINATION. All of the Company's obligations to register Registerable Shares under this Agreement shall terminate on September 30, 2005.

     15. Transfer of Rights.
         -------------------

          15.1. The rights granted to a Stockholder under this Agreement may be transferred by such Stockholder to another person or entity that is then a Stockholder, or to any person or entity acquiring at least 250,000 Registrable Shares (as adjusted for stock splits, stock dividends, recapitalization or similar events).

          15.2. Any transferee (other than a Purchaser or Clintec) to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee identifies itself, gives the Company notice of the transfer of such rights, indicates the Registrable Shares owned by it and agrees to be bound by the obligations imposed upon Stockholders under this Agreement.

          15.3. A transferee to whom rights are transferred pursuant to this
Section 6 may not again transfer such rights to any other person or entity, other than as provided in paragraphs (a) or (b) above.

          15.4. Notwithstanding anything to the contrary herein, any Stockholder which is a partnership or corporation may transfer rights granted to such Stockholder under this Agreement to any partner or stockholder thereof to whom Registrable Shares are transferred and who delivers to the Company a written instrument in accordance with paragraph (b) above which contains a representation that the transfer is exempt from registration under the Securities Act. In the event of such transfer, such partner or stockholder shall be deemed a Stockholder for purposes of this Agreement and may again transfer such rights to any other person or entity which acquires Registrable Shares from such partner or stockholder, in accordance with, and subject to, the provisions of paragraphs (a), (b) and (c) above.

     16. General
         -------

          16.1. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

     If to the Company at:

        Transcend Therapeutics, Inc.
        640 Memorial Drive, 3W
        Cambridge, MA 02139
        Attention: President
        Facsimile: (617) 374-1200

        With a copy to:

        Hale and Dorr
        60 State Street
        Boston, MA 02109
        Attention: Steven D. Singer, Esq.
        Facsimile: (617) 526-5000

or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, MIT and Clintec.

     If to the following Purchasers:

        The Venture Capital Fund of New England
        160 Federal Street, 23rd Floor
        Boston, MA 02110
        Attention: William C. Mills, III
        Facsimile: (617) 439A652

        Advent International Investors Ii Limited Partnership
        Advent Performance Materials Limited Partnership
        Global Private Equity U Limited Partnership
        Rovent II Limited Partnership
        Paal C. Gisholt
        Charles Hsu
        c/o Advent International Corporation
        101 Federal Street
        Boston, MA 02110
        Attention: Gerard M. Moufflet
        Facsimile: (617) 951-0566

        Sprout Capital VI, L.P.
        DLJ Capital Corporation
        140 Broadway
        New York, NY 10005-1285
        Attention: Robert E. Curry
        Facsimile: (212) 504-3444

        with a copy to:

        Palmer & Dodge
        One Beacon Street
        Boston, MA 02108
        Attention: Michael Lytton, Esq.
        Facsimile: (617) 227A420

or at such other address or addresses as may be been furnished to the Company in writing by the above Purchasers.

     If to the following Purchasers or Clintec:

        Baxter Healthcare Corporation
        One Baxter Parkway
        Deerfield, IL   60015
        Attention: General Counsel
        Facsimile: (708) 948A266

        Clintec Nutrition Company
        Three Parkway North
        Deerfield, Illinois 60015
        Attention: President
        Facsimile: (708) 317-3182

        Clinical Nutrition Holdings, Inc.
        800 North Brand Blvd.
        Glendale, CA 91203
        Attention: President
        Facsimile: (818) 549-5840

        with a copy to:

        Bell, Boyd & Lloyd
        Three First National Plaza
        70 West Madison Street
        Chicago, Illinois 50502
        Attention: John Bittner, Esq.
        Facsimile: (312) 372-2098

     If to MIT:

        Massachusetts Institute of Technology
        238 Main Street, Suite 200
        Cambridge, MA 02142
        Attention: Joseph T. Maguire, Associate Director of Real Estate
        Facsimile: (617) 258-6675

        with a copy to:

        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo
        One Financial Center
        Boston, MA 02111

     If to Jerry T. Jackson:

        Jerry T. Jackson
        24 Arroyo Hondo Vistas
        124 Circle Loop Road Gate 1825
        Santa Fe, NM 87505

     If to Frank L. Douglas:

        Frank L. Douglas
        2501 West 102nd Street
        Leawood, KS 66206

     If to Richard B. Egan:

        Richard B. Egan
        1216 Chesnut Avenue
        Willmette, IL 60091

or at such other address or addresses as may be been furnished to the Company in writing by the above Purchaser, Clintec or MIT.

Any such notice provided in accordance with this Section 6 shall be deemed given when so delivered personally, telegraphed, telexed, sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails.

     17. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     18. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 75% of the Registrable Shares; PROVIDED, that this Agreement may be amended with the consent of the holders of less than all Registrable Shares only in a manner which affects all Registrable Shares in the same fashion. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     20. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law rules of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

     TRANSCEND THERAPEUTICS, INC.


        By: /s/ Hector J. Gomez
            ---------------------------------------------
            Name: Hector J. Gomez, M.D., Ph.D.
            Title:  President


     THE VENTURE CAPITAL FUND OF NEW ENGLAND III, L.P.

        By: F H & Co. III, L.P.
            General Partner


        By: /s/ William C. Mills, III
            ---------------------------------------------
            William C. Mills, III
            General Partner


     SPROUT CAPITAL VI, L.P.

        By: DLJ Capital Corporation,
            Managing General Partner


        By: /s/ Philippe Chambon
            ---------------------------------------------
            Name:  Philippe Chambon
            Title:  Vice President

    DLJ CAPITAL CORPORATION


        By: /s/ Philippe Chambon
            ---------------------------------------------
            Name:  Philippe Chambon
            Title:  Vice President


    ADVENT INTERNATIONAL INVESTORS II LIMITED PARTNERSHIP

        By: Advent International Corporation, General Partner


        By: /s/ Gerard M. Moufflet
            ---------------------------------------------
            Name:  Gerard M. Moufflet
            Title:  Senior Vice President


    ADVENT PERFORMANCE MATERIALS LIMITED PARTNERSHIP

        By: Advent International Limited Partnership, General Partner

        By: Advent International Corporation, General Partner


        By: /s/ Gerard M. Moufflet
            ---------------------------------------------
            Name:  Gerard M. Moufflet
            Title:  Senior Vice President


    GLOBAL PRIVATE EQUITY II LIMITED PARTNERSHIP

        By: Advent International Limited Partnership, General Partner

        By: Advent International Corporation, General Partner


        By: /s/ Gerard M. Moufflet
            ---------------------------------------------
            Name:  Gerard M. Moufflet
            Title:  Senior Vice President

    ROVENT II LIMITED PARTNERSHIP

        By: Advent International Limited Partnership, General Partner

        By: Advent International Corporation, General Partner


        By: /s/ Gerard M. Moufflet
            ---------------------------------------------
            Name: Gerard M. Moufflet
            Title:  Senior Vice President


    BAXTER HEALTHCARE CORPORATION


        By: /s/ John F. Gaither
            ---------------------------------------------
            Name:  John F. Gaither, Jr.
            Title: Vice President


    CLINICAL NUTRITION HOLDINGS, INC.


        By: /s/ Robert H. Sanders
            ---------------------------------------------
            Name:  Robert H. Sanders
            Title: Vice President


    CLINTEC NUTRITION COMPANY


        By: /s/ Richard W. Hunt
            ---------------------------------------------
            Name:  Richard W. Hunt
            Title:  Chief Financial Officer


    PAAL C. GISHOLT


        By: /s/ Gerard M. Moufflet
            ---------------------------------------------
            Gerard M. Moufflet
            as attorney-in-fact for Paal C. Gisholt

    CHARLES HSU


        By: /s/ Gerard M. Moufflet
            ---------------------------------------------
            Gerard M. Moufflet
            as attorney-in-fact for Charles Hsu


    MASSACHUSETTS INSTITUTE OF TECHNOLOGY


        By: /s/ Philip A. Trusseu
            -----------------------------------------------
            Name: Philip A. Trusseu
            Title: Director of Real Estate/Assoc. Treasurer



        /s/ Jerry T. Jackson
        ---------------------------------------------
        Jerry T. Jackson



        /s/ Richard B. Egen
        ---------------------------------------------
        Richard B. Egen



        /s/ Frank L. Douglas
        ---------------------------------------------
        Frank L. Douglas